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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-47456 of Bentley International, Inc. on Form S-8 of our report dated March 29, 1996, in this Annual Report on Form 10-KSB of Bentley International, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

St. Louis, Missouri
June 2, 1997